SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549





                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 21, 1996




                    EDISON CONTROL CORPORATION
       (Exact name of registrant as specified in charter)



      New Jersey                 0-14812        22-2716367
(State or other jurisdiction    Commission    (IRS Employer
     of Incorporation)          File Number   Identification No.)


140 Ethel Road West, Piscataway, N.J.              08854
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (908) 819-8800



                        Not Applicable
  (Former name or former address, if changed since last report.)





Item 2.  Acquisition or Disposition of Assets


          (a) On June 21, 1996, Registrant through a newly organized, wholly-owned subsidiary, purchased from unaffiliated persons, namely, Messrs. Allen W. Duhr, Joseph F. Bennett, Alan
J. Kastelic, Robert E. Klemm and Jay R. Hanamann, (herein the "Shareholders") all of the issued and outstanding stock (the "Conforms Stock") of Construction Forms, Inc., a Wisconsin corporation ("ConForms") and its affiliate C F Gilco, Inc. ("Gilco") and all of the issued and outstanding units of another affiliate, JABCO, LLC, a Wisconsin limited liability company ("JABCO") for an aggregate cash consideration of $20,605,695, of which $574,000 were Registrant's acquisition costs and of which $1,500,000 is held in escrow pending certain environmental remediation on property held by ConForms. In connection with the acquisition of ConForms, Registrant also acquired all of the outstanding stock of CF Ultra Tech, Inc., a wholly-owned Wisconsin subsidiary of ConForms ("Ultra Tech").

               ConForms is a leading manufacturer and distributor of systems of pipes, couplings and hoses and other equipment used for the pumping of concrete. It manufactures a wide variety of finished products with which it creates appropriate config-urations of systems for various concrete pumps. CF UltraTech processes steel pipe into abrasion resistant hardened pipe for use in such industries as mining, pulp and paper, power and waste treatment. C F Gilco produces a line of concrete and plaster/mortar mixers.

               The transaction was negotiated at arm's length and was based upon Management's analysis of ConForms' assets and properties, historical profitability and growth, industry position, business prospects and market valuations of companies considered to be in related industries and businesses. Funds utilized in the acquisition included approximately $4,800,000 of Registrant's operating capital, approximately $9,740,000 available under a Master Credit Agreement between LaSalle National Bank of Milwaukee, Wisconsin ("LaSalle"), ConForms, C F Gilco and CF UltraTech (collectively the "Borrowers") and $6,800,000 under a Loan Agreement between Bank Audi USA of
New York, New York ("Bank Audi") and the Borrowers. JABCO provided a guarantee in connection with the LaSalle and Bank Audi loans.

               The LaSalle facility includes an $8,000,000 working capital line, of which $5,540,000 was drawn upon at closing, a $4,300,000 term/overadvance funding line and a $3,000,000 letter of credit to support an Industrial Revenue Bond issued on the JABCO property. All of such facilities are cross-collateralized by the corporate assets of ConForms, Ultra Tech and Gilco, including accounts receivable, inventory and property and equipment as well as certain marketable securities of Registrant. The Credit Agreement contains covenants customary in such arrangements, including maintenance of certain financial ratios and minimum tangible net worth and limitations on capital expenditures. For details, reference is made to the Master Credit Agreement, filed as Exhibit 10(vi) to this Report.

               The Bank Audi long-term facility is subordinated to LaSalle. For details, reference is made to the Loan Agreement filed as Exhibit 10(vii) to this Report. In connection there-with, William Finneran, Chairman of the Board and a principal shareholder of the Registrant, provided collateral to the Bank to support a guaranty of repayment by Borrowers of the principal and interest on the loan. The guaranty is limited to the collateral value. The foregoing arrangement was made by Mr. Finneran to reduce Registrant's cost of borrowed funds from that which would have been otherwise obtainable from unaffiliated "mezzanine" lenders. In consideration of his providing such collateral, Registrant issued to Mr. Finneran a ten (10) year Warrant to purchase 500,000 shares of Registrant's Common Stock exercisable at a price of $1.60 per share. At the time the transaction was negotiated, Registrant's Common Stock was quoted at approximately $4 per share and, on the date the ConForms acquisition was consummated, the closing sale price for Registrant's Common Stock in the over-the-counter market was $7 1/2 per share. It is believed that the transaction with Mr. Finneran was on terms not less favorable to Registrant than those available from a non-affiliated person.

          (b) As indicated in (a) above, the ConForms purchase entailed the acquisition of certain property, plant and equipment used in the ConForms business. Registrant intends to continue the use of such assets as previously utilized.


Item 5.  Other Events.


          In connection with the ConForms acquisition, Registrant entered into agreements for the sale for investment of an aggregate of 114,933 shares of Registrant's Common Stock for a total purchase price of $862,000 to the key management personnel of ConForms and its affiliates as follows: Alan J. Kastelic (66,667 shares); Jay R. Hanamann (33,333 shares); Robert E. Klemm (13,333 shares); Craig T. Winebrenner (1,000 shares) and David Edwards (600 shares). In addition, Registrant granted ten
(10)year options to purchase an aggregate of 167,611 shares of Common Stock exercisable at $3.00 per share to the foregoing persons in the following respective denominations: 97,222, 48,611, 19,444, 1,458, and 876 shares. Such options vest fully on the first anniversary of the closing of the acquisition. On the date of grant of the options, the closing sale price for Registrant's Common Stock in the over-the-counter market was $7 1/2 per share. The foregoing stock sales and option grants were intended to provide such key personnel with a proprietary interest in Registrant and to better identify their interests with those of Registrant's shareholders.

          Effective July 1, 1996, Mr. Hanamann was appointed as
Registrant's Treasurer and Chief Financial Officer succeeding
Jack Miller who continues as a Vice President of Registrant in charge of its electronic fault indicator operations.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          Financial Statements and Pro Forma
                 Financial Information


          It is impracticable for Registrant to provide the required financial statements (including pro forma financial information) for the acquired businesses at the date of this Report. The required financial statements and pro forma financial information shall be filed as soon as available but in any event not later than 60 days after the date of this Report.


                            EXHIBITS


10(v)     Stock and Unit Purchase Agreement dated June
          21, 1996 by and among Registrant,
          Construction Forms Acquisition Inc. and the
          Shareholders of Construction Forms, Inc., CF
          Gilco, Inc. and JABCO, LLC.

10(vi) Master Credit Agreement dated as of June 21, 1996 by and among Construction Forms, Inc., CF Ultra Tech, Inc.
          and CF Gilco, Inc.

10(vii)   Loan Agreement dated June 21, 1996 between
          Constructions Forms, Inc., CF Ultra Tech, Inc.,
          CF Gilco, Inc. and Bank Audi USA.

          Schedules and exhibits to the foregoing Exhibits which are described in the respective documents are omitted.
Registrant agrees to furnish a copy of any such omitted schedule or exhibit to the Commission upon request.




                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereto duly authorized.



                                  EDISON CONTROL CORPORATION
                                   (Registrant)



Date:  July 8, 1996           By  /s/ Mary McCormack
                                Mary McCormack, President